Exhibit 10.32

number: MB 1010142302060004-0

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Mercedes-Benz Auto Finance Co., Ltd

Auto Loan Mortgage Contract

Lender (mortgagee): Mercedes-Benz Auto Finance Company Limited

Enterprise unified social credit code: [*]

Address: Unit 02, Floor 801, Floor 901, Floor 11, Floor 10, Unit 1201, Floor 1201, Floor 11, Chao yang District,

Beijing (Zip code: 100102)

Customer service special line telephone number: 400-898-1888

Customer complaint special line telephone number: 010-6059-7588

Borrower (mortgagor): Beijing Haoxi Digital Technology Co., LTD

ID Number: [*]

Address: Unit 402, Unit 10, Floor 4, Building 302, Chaoyang District, Beijing, China

Tel: [*]

Co-borrower ( Co-mortgagor):

ID Number:

address:

telephone:

Guarantor: Xu Lei

ID Number: [*]

Address: Unit 402, Unit 10, Floor 4, Building 302, Chaoyang District, Beijing, Beijing, China

Tel.: [*]

bail:

ID Number:

address:

telephone

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number: MB 1010142302060004-0

Chapter 1 Loan Terms

Article 1 important clause

Vehicle brand : Mercedes-Benz

Vehicle model number: S 400 L Luxury

Vehicle identification number: [*]

plate number :

Total value of vehicle / collateral: RMB 1,000,000.00yuan

Loan amount: RMB 800,000.00 yuan

Amount of vehicle loan: RMB 800,000.00 yuan

Cultivation package loan amount: RMB 0.00 yuan

Insurance premium loan amount: RMB 0.00 yuan

Vehicle purchase tax loan amount: RMB 0.00 yuan

Vehicle and vessel tax loan amount: RMB 0.00 yuan

Loan amount of other service packages: RMB 0.00 yuan

Down payment: RMB 200,000.00

Loan term (month): 36

Annual interest rate (single interest) (after interest subsidy): LPR * (3.65)% + (3.34)% = (6.99)%

Annual interest rate (single interest) (before interest subsidy): LPR (3.65)% + (9.13)% = (12.78)%

Annual interest rate (simple interest): LPR (3.65)% + (9.13)% = (12.78)%

Repayment method: Repayment on schedule, specifically as follows:

Number of start period	Deadline number	Payment amount per installment
1	36	24,698.02

Final payment : ￥0.00

Repayment method: entrusted deduction or other methods stipulated in Article 7 of Chapter 1 of this Contract.

Overdue annual interest rate% (single interest) : annual interest rate of loan before interest subsidy (12.78)% + 50% annual interest rate of loan before interest subsidy (6.3900)% = (19.1700)%

Mortgage : vehicles purchased by the loan under this contract

* LPR: In accordance with the one-year loan market quoted interest rate announced by the People’s Bank of China and the National Interbank Lending Center on January 20,2023, The interest rate remains unchanged during the term of the contract, 1. If the borrower delays in repaying the loan, Overdue interest is calculated according to the overdue annual interest rate: (overdue interest rate overdue interest rate) / annual overdue days; 2. If the borrower returns part or all of the loan in advance: 3% of the loan principal is returned in advance (if part of the loan is returned in advance, The amount of each loan repayment is not less than a full multiple of 10,000 yuan). For small and micro enterprises that comply with relevant laws and regulations, the provisions of Item 2 of this article shall not apply after the examination of the lender (but the prepayment can only be applied within 12 months from the activation date of the contract).

ver.33,2022/06

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number: MB 1010142302060004-0

Collection methods and fees: including but not limited to the use of SMS, phone, wechat, fax, plain mail, registration, express mail, email or announcement as an effective way of loan collection. The lender may also entrust a third party to conduct the collection, and have the right to provide the third party with all the information required for the collection. The lender will not charge any collection fees to the borrower.

Credit investigation management: For the bad information caused by the borrower failing to repay the full amount on time, the lender will truthfully report the bad information to the basic database of the People’s Bank of China according to the relevant provisions of the Regulations on the Administration of Credit Investigation Industry. The lender will send the bad information submission and reminder to the borrower by SMS, telephone, wechat, etc., through the mobile phone number reserved by the borrower, and inform the borrower in advance. Borrower promises to bear for mobile phone number change did not timely inform the lender, the borrower autonomous shielding, unsubscribe or operators, SMS, phone, WeChat lenders caused the borrower did not receive bad information submitted to remind the notice, credit objection processing results or other relevant information of all legal consequences.

Personal information management: The lender will protect the personal information and privacy of the borrower in strict accordance with the Network Security Law of the People’s Republic of China, the Data Security Law of the People of the People’s Republic of China, the People’s Republic of China and other applicable laws and regulations. The borrower hereby expressly agrees that, For pre-loan, in-loan and post-loan review, maintenance and management of loan customers, service support, risk management and analysis of loans and loan vehicles, The Lender may independently collect, use, store and process the borrower’s personal information (including but not limited to vehicle-related information, Application information, Property information, Credit information, Information related to or to the execution of this Contract, And various other information recorded electronically or otherwise in relation to identified or recognizable natural persons), Can also be to Mercedes-benz group affiliates (applicable to passenger cars and commercial vehicles) or Daimler truck group affiliates (applicable to trucks), the lender’s partners (including but not limited to automobile manufacturers, automobile sellers, import agents, service providers, external collection agents), the lender’s commercial and legal counsel, insurance companies, creditor’s rights / assets assignee, And administrative organs, judicial organs, other financial institutions, credit service institutions, the People’s credit information database of the People’s Bank of China to collect, disclose and allow them to use the borrower’s personal information. The Lender will only process the borrower for specific, clear and legal purpose, and will only share the information necessary to provide the services, and share the borrower’s personal information third party strict data protection measures, make it according to the purpose of this contract, service instructions, and any other related confidentiality and security measures to process personal information.

I have become aware that the Lender will not charge other fees except for the fees mentioned on the official website of the Lender and this Contract, nor authorizes any third party to charge fees in the name of the Lender or for the client to provide financial services related to the Lender.

Statement: I have read the above important terms carefully, and I have no objection to the above agreement.

sign:
2023.2.7

ver.33,2022/06

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number: MB 1010142302060004-0

2. Purpose of the loan

The loan under the contract can only be used for the borrower for the loan application form to the lender specified car seller (including but not limited to car dealers, car sales company, car sales service company, etc.) or with the seller used car consignment owners to buy shown in the first chapter 1 a car, And vehicle ancillary products (if applicable), Including but not limited to the cultivation package, insurance products, purchase tax, vehicle and vessel tax, the original vehicle function modification products, etc., The Borrower shall not for any reason use the loan for other use or use this Contract and the financial services provided by the Lender to engage in any illegal or criminal activities.

3. Amount of the loan

The loan amount under this contract includes the vehicle loan amount and the loan amount of subsidiary products (if applicable), see Article 1 of Chapter 1. The loan amount is the total amount including all taxes and fees.

4. Payment of the loan

(4.1) After the following conditions are met, the lender shall transfer the loan to the designated account in Paragraph 2 of Article 4 of Chapter 1:

1. The borrower has paid the down payment of the vehicle purchase and the down payment of the vehicle ancillary products (if applicable) as required by the lender;

2. The Borrower opens a repayment account at the bank designated by the Lender and completes all the necessary procedures corresponding to the entrusted payment deduction, such as completing the letter of authorization for the entrusted payment deduction, etc.; or completes the corresponding necessary procedures for using other payment methods other than the entrusted payment deduction as instructed by the Lender;

3. Borrower according to the contract and submit to the lender motor vehicle registration certificate and purchase invoice, policy and insurance invoice (if applicable), tax payment certificate (if applicable), training package sales contract and invoice (if applicable), quasi construction list (including construction agreement rules and terms) and related bills and invoices (if applicable), etc., and has completed the mortgage registration formalities;

4. Other conditions specified by the lender.

Despite the above agreement, the lender has the right to decide whether to allocate the loan before all the above conditions are met. If the Lender decides to disburse the loan, the borrower shall meet such conditions within the time specified by the lender at the time at which the loan is disbursed, unless the Lender expressly waives them in writing.

(4.2) If the borrower purchases a new or used car from the auto seller, the Borrower irrevocably authorizes the Lender to directly transfer the loan to the auto seller’s account in the name of the car purchase in the relevant internal system, and the Lender shall be deemed to have completed the loan payment obligation from the date of transfer. If the borrower buys a used car on consignment at the car seller, the borrower irrevocably authorizes the lender to complete the contract activation operation in the relevant internal system, and then transfer the loan to the account of the car seller in the name of entrusted collection, and then transfers the car seller directly to the seller of the used car on behalf of the borrower. Notwithstanding the above provisions, the lender shall be deemed to have completed the loan payment obligation from the date of transferring the loan to the automobile seller.

(4.3) If the borrower in the lender as of the date of the loan application (to “car approval notice” or “commercial vehicle approval notification” issued date) 90 days, request the lender loan, the lender has the right to reevaluate the borrower’s credit, and according to the actual situation, make the following credit decision:

1. The Lender agrees to extend the loan to the Borrower, and the Borrower shall perform its corresponding obligations in accordance with the terms and conditions of this Contract.

2. If the lender finally decides not to issue the loan to the borrower, this Contract shall be terminated.

(4.4) If the loan includes the vehicle purchase tax and insurance premium amount, both parties agree: if due to the tax authority adjustment, tax policy changes, insurance company, adjust the rate standard, the borrower to the seller and the actual amount and the difference between the actual amount of the vehicle insurance premium and the borrower, the lender shall not assume any responsibility for the difference to the borrower, and does not affect the performance of this contract.

(4.5) The Lender shall not be liable for the contents of the Sales Contract of the Package and the policy (if the purchase price includes the package or the policy) or other corresponding contracts (if applicable). Without the prior written consent of the lender, the borrower shall not unilaterally modify or terminate the Cultivation Package Sales Contract and the insurance policy. If the cultivation package, insurance or other corresponding contract is terminated due to subjective reasons (if applicable) by the borrower, the borrower shall negotiate with the relevant party to solve the problem and shall not affect the payment of the amount payable by the Lender.

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5. Term and starting interest rate date of the loan

The interest rate date shall be the activation date of the contract. The loan term shall be calculated from the starting interest date, calculated on a daily basis and settled on a monthly basis.

In this Contract, “Contract Activation Date” means that the lender shall indicate in its relevant internal system when the borrower meets the conditions for loan payment as stipulated in Article 4, Paragraph 1 of Chapter I hereof and the date that the borrower is in the condition of fulfilling the lending obligations. “Contract activation”, “activation” and other similar words shall be construed by the foregoing definition.

6. Handling method of repayment day and balance payment

The borrower pays monthly repayment from the starting interest date. If the interest starting date is the last day of the current month, the maturity date of the first installment / each payment is the last day of the following interest starting date; the expiration date of the last day of the current month and the expiration date is the expiration date of the loan. If a repayment date is a statutory holiday and weekend, the last business day before the repayment date is the calendar day of the month, the repayment date is the last business day of the month.

The borrower can choose one of the following three balance payment methods. To select the second or third balance processing method, a written application shall be submitted at least 60 days before the last repayment date and approved by the lender, Without approval from the lender, The borrower shall repay all principal and accumulated interest in full in the 1 way:

1. Repay all principal and accumulated interest in full before the last repayment date (including the repayment date);

2. Application for extension of the loan, The lender has the right to adjust the annual interest rate applicable to the Borrower, With the consent of the borrower, the loan and interest shall be repaid within the extended period in the same amount of principal and interest or other means approved by the lender; However, the original loan term and the extended loan term shall not exceed five years (applicable to new cars) or three years (applicable to used cars);

3. the sale of the vehicle purchased under the loan under this Contract to the automobile seller designated or agreed by the Lender, Or vehicle wholesalers, Or any other third party agreed by the lender and repay the last loan with the car sale; but, If the sale of the car is insufficient to repay the last loan and the accumulated interest and other payments, Then the borrower shall still bear the responsibility for the repayment of the insufficient amount.

7. Repayment and payment

(7.1) Payment method

Entrusted deductions: the borrower irrevocably written authorized bank (including but not limited to entrust the bank or any entrusted withholding agent may) by the lender entrusted notice from the repayment account automatically deduct the current loan principal and interest, and / or deduct the loan liquidated damages at any time, and deduct the borrower payable according to this contract.

(7.2) Change of payment method

1.Regarding “payment method” notwithstanding the provisions in clause 1 of this article, if the Lender fails to receive any payment payable by the Borrower, the Lender may choose the payment method specified in paragraph 2 of paragraph 2 of this article and notify the Borrower in writing to change the payment method without the consent of the Borrower. Such notice of change shall be deemed to be served and effective on the date of delivery by the Lender. The Borrower shall perform any outstanding and / or due payment obligations under this Contract in accordance with the changed repayment method.

2. Other payment methods:

(a) bank transfer: the borrower shall transfer the principal and interest of the current loan, and / or the loan liquidated damages, and other amounts payable by the borrower to the account designated by the lender through the bank account.

(b) Direct payment: The Borrower shall deposit the principal and interest of the current loan, and / or the loan penalty, and other amounts payable by the Borrower as agreed herein into the account designated by the Lender.

(c) the payment method designated or approved by the lender except in items (a) and (b).

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(7.3) Account information

The account designated by the Lender is the following account or other accounts notified by the Lender from time to time:

Head of Account Name: Mercedes-Benz Auto Finance Co., Ltd.

Name of Deposit Bank: Industrial and Commercial Bank of China Beijing Lufthansa Sub-branch

Bank Account number: [*]

(7.4) The various payment obligations of the Borrower under this Contract shall only be deemed to have been fulfilled after the full amount received by the above designated account of the Lender.

8. Overdue loans

(8.1) If any abnormal state of the above repayment account occurs (including but not limited to loss reporting, stop payment, freezing, household clearance, etc., exceeding the validity period), the borrower shall timely notify the lender and go through the relevant repayment procedures, otherwise the principal and interest of the current loan that cannot be withheld on schedule shall be treated as overdue l

(8.2) If the borrower fails to pay any repayment in full for any reason, the borrower agrees to repay the arrears in the following order: 1. the interest owed; 2, the arrears; 3, the loan penalty; 4, other expenses payable.

(8.3) The lender shall have the right to charge overdue interest on the overdue loan according to the liquidated damages stipulated in Article 1 during the overdue period.

9. Insurance

(9.1) The borrower’s repayment obligation will not be eliminated by the loss, damage or other accidents of the vehicle, so the lender strongly urges the borrower to buy full insurance to reduce the loss. The borrower has the right to choose any insurance products of any insurance company.

(9.2)If the Borrower chooses to purchase any commercial insurance for the loan vehicle, the Borrower agrees to:

1. Besides the third party liability insurance, the insurance company lists the Lender as the first beneficiary under such insurance, and clearly stipulates in the policy that upon partial damage, total loss, presumed total loss, theft and robbery of the insured vehicle during the loan period, the insurance company shall transfer the insurance compensation to the account designated by the Lender;

2. Transfer to the Lender all rights and interests under such insurance, and irrevocably authorize the Lender to issue the transfer notice to the relevant insurance company in its name;

3. Provide the Lender with necessary information or assistance with respect to the vehicle insurance from time to time.

10. tax administration

Tax interest and fees (if any) include all interest and fees (if any) and all taxes to be paid by a party to the relevant Agreement, and the Borrower is not required to pay or compensate such taxes to the Lender.

11. Rights, obligations and warranties of both the borrower and the borrower

(11.1) The Borrower warrants that all the information and statements provided are timely, complete, true, legal, accurate and effective, and undertakes the responsibilities and obligations to prove that they are complete, true, legal, accurate and effective.(II) The Borrower undertakes that the borrower shall notify the Lender in writing within 5 days after the occurrence of the following events:

1. Any change in the Borrower’s contact information (including address, telephone number, fax, E-mail, etc.), identity certificate or working status (including job change, position change, etc.), or major changes in the reorganization, merger, division, equity transfer of the borrower, etc;

2. Other major matters that affect the security of the lender’s debt or may affect the solvency of the Borrower (including the reduction of income, major disputes or major losses, total or partial loss of civil capacity, cancellation, dissolution or bankruptcy, etc.).

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(11.3) The Borrower guarantees the validity of the contact information provided. The Borrower agrees that the Lender may notify or demand by telephone, wechat, fax, email, letter, newspaper and other media announcements, etc. The Lender may also entrust a third party institution to collect, and has the right to provide all the information required by the third party institution for collection.

(11.4)The Borrower agrees that the lender may conduct pre-loan, in-loan and post-loan reviews of the loan and the loan vehicles (including but not limited to the financial situation review of the borrower). If the Lender has reason to believe that the solvency of the Borrower threatens the security of the loan under this Contract, the Lender shall have the right to take all measures it considers necessary.

(11.5) ) The Borrower agrees that the Lender has the right to disclose and learn about the Borrower’s credit information and non-performing loan information to the administrative authority, judicial authority, other financial institution or credit management rating agency in a manner that the Lender considers appropriate. For the bad information caused by the borrower’s failure to repay the full amount on time, the lender will truthfully report the bad information to the basic database of the People’s Bank of China in accordance with the relevant provisions of the Regulations on the Administration of Credit Investigation Industry. Lender will through the borrower in the lender reserved mobile phone number, by SMS, phone, WeChat to send bad information to the borrower to remind, inform the borrower, borrower commitment, for the mobile phone number change not timely inform the lender, borrower autonomous shielding, cancel or operator shielding lender, SMS, telephone, WeChat lenders cause the borrower did not receive the bad information submitted to remind notice, credit objection processing results or other relevant information of all legal consequences.

(11.6) The Lender will protect the personal information and privacy of the borrower in strict accordance with the Cyber Security Law of the People’s Republic of China, the Data Security Law, the Personal Information Protection Law of the People’s Republic of China and other applicable laws and regulations.

The borrower hereby expressly agrees that, For pre-loan, in-loan and post-loan review, maintenance and management of loan customers, service support, risk management and analysis of loans and loan vehicles, The Lender may independently collect, use, store and process the borrower’s personal information (including but not limited to vehicle-related information, Application information, Property information, Credit information, Information related to or to the execution of this Contract, And various other information recorded electronically or otherwise in relation to identified or recognizable natural persons), Can also be to Mercedes-benz group affiliates (applicable to passenger cars and commercial vehicles) or Daimler truck group affiliates (applicable to trucks), the lender’s partners (including but not limited to automobile manufacturers, automobile sellers, import agents, service providers, external collection agents), the lender’s commercial and legal counsel, insurance companies, creditor’s rights / assets assignee, And administrative organs, judicial organs, other financial institutions, credit service institutions, the People’s credit information database of the People’s Bank of China to collect, disclose and allow them to use the borrower’s personal information.

The lender will only for the borrower for specific, clear and legal purpose, and will only share the information necessary to provide the service, and share the personal information of the borrower third party agreement strict data protection measures, make it according to the purpose of this contract, service instructions, and any other relevant confidentiality and security measures to process personal information.

(11.7) ) The borrower shall bear during the contract and its failure to perform this contract support all the cost of the court, including but not limited to, announcement, notarization, evaluation, auction, litigation, litigation preservation fees, fees, specific services, fee standards and details to the lender published in the website of the public shall prevail. The Lender has the right to choose to advance the aforementioned amount, and the Borrower shall compensate the Lender for the advance expenses.

(11.8) The lender shall issue the loan as agreed in the contract; the borrower shall use the loan as agreed in the contract.

(11.9) The Borrower knows that the on-mounted terminal equipment can track and record the driving trajectory or usage status of the loan vehicle, the Borrower agrees that the lender can use the information such as the driving trajectory of the loan vehicle, the Borrower and the guarantor agrees that if the Borrower is in the event of default in Article 13 of the Contract, the lender or the third party authorized by the lender shall have the right to use the relevant information obtained from the equipment, including but not limited to locating the loan vehicle and taking relevant measures to prohibit the Borrower from continuing to use the loan vehicle.

(11.10) ) If the loan vehicle is equipped with on-board terminal equipment, the Borrower agrees that the equipment operator has the right to disclose to the lender or the lender for the above purposes so that the lender or authorized third party to locate the loan vehicle through relevant data and information and take relevant measures and recover the relevant arrears in accordance with the law.

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(11.11) If the loan vehicle equipped with vehicle terminal equipment, the borrower agrees that the lender or the lender authorized the third party has the above rights, commitment during the loan period will not to refit, close or remove the equipment, also promise not to the lender or the lender authorized third party or equipment operator under the above provisions of any objection, claim, or request to assume any responsibility.

(11.12) The vehicle-mounted terminal equipment mentioned in this clause (IX), (X) and (XI) means: if the loan vehicle is a truck, the vehicle-mounted terminal equipment refers to the Daimler Truck (China) Limited (an affiliated company of the Lender) standard with the FLEETBOARD vehicle-mounted terminal equipment on the loan vehicle.

If the loan vehicle is passenger car and commercial vehicle, the on-board terminal equipment means that the loan vehicle is equipped with on-board terminal equipment.

(11.13) At the request of the Lender and the relevant regulatory authorities, the Borrower agrees and guarantees to provide the Lender with information including the financial statements of the Borrower, the capital, the capital of the senior management, and the foreign investment as necessary materials and conditions for the issuance of the Loan. The Borrower agrees and warrants to provide the updated information to the Lender at any time. The Borrower will ensure that the above materials provided are true and valid (this clause only applies to the Borrower is the Company).

12. Assignment of claims and debts

(12.1) The Borrower shall not transfer the debt under this Contract to a third party without the written consent of the Lender. After the assignment of the debt, the lender continues to retain the right to exercise recourse against the borrower due to the default of a third party.

(12.2) The Lender has the right to transfer or dispose of the claims under this Contract at any time and to notify the Borrower.

13. Breach of contract and its liability

(13.1) Event of default, including but not limited to :

1. The Borrower fails to provide complete, true, legal, accurate and effective information in time as agreed in the contract, and the Borrower fails to confirm the completeness, truthfulness, legality, accuracy and validity of the information and statements.

2. The borrower fails to go through relevant procedures such as vehicle mortgage registration and guarantee within 3 working days after the starting date hereof.

3. The borrower fails to properly use the vehicle as agreed in the contract.

4. The Borrower fails to pay the principal and interest of any installment loan and other amounts payable listed in full in Article 11 of Chapter 1 of this Contract to the account designated by the lender as agreed herein.

5. The borrower shall repay part or all of the loan in advance.

6. The borrower refuses or obstruct the lender from proceeding to supervise and inspect the use of the loan vehicle.

7. The borrower signs agreements with other natural persons, legal persons or economic organizations that may damage the rights and interests of the lender.

8. After the borrower is incapacitated, is declared missing or dead, its guardian, heir and legatee shall refuse to perform the contract.

9. It is proved that the borrower has been unable to repay, suffered litigation, suspected of crime, or the borrower’s property may be confiscated, frozen or otherwise threatened; or the guarantor’s financial condition or other reasons cause the decline of the solvency, or the depreciation of the mortgage (pledge), resulting in significant weakening or loss of the guarantee capacity, and the borrower fails to provide the new guarantor or new offset (pledge) collateral as required by the lender.

10. The Borrower commits other acts sufficient to affect its solvency or sincerity to repay the debt.

11. During the mortgage period, without the prior written consent of the mortgagee, the mortgagor shall not sell, transfer, mortgage, pledge the mortgaged property or engage in any other act that damages the mortgage right enjoyed by the mortgagee to the mortgagee.

12. The Borrower shall privately refit, close down or disassemble the vehicle-mounted terminal equipment mentioned in Article 11 hereof before the completion of all its repayment obligations.

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(13.2) The Borrower shall bear all the expenses supported by the court because of its breach of contract, including but not limited to public announcement, notarization, evaluation, auction, litigation, litigation preservation costs, attorney’s fees, etc.

(13.3) Upon the occurrence of a default, the Lender shall have the right to take one or more of the following measures against the Borrower:

1. Ask the borrower to correct and / or perform within a time limit.

2. Require the borrower to pay the loan penalty.

3. Termination of this Contract.

4. Require the borrower to provide new guarantees.

5. At any time, all the principal and interest of the loan under this Contract are due in advance, the Lender shall deduct from the repayment account opened by the Borrower to repay all the debts owed to the Lender, and the Borrower shall unconditionally waive the right, and the Borrower shall be obliged to repay all the debts owed to the Lender in other repayment methods within the term specified by the Lender.

6. Through the exercise of real right of security or litigation to recover the loan repayment, and other receivables, and the first paragraph of article 13 of the contract, including but not limited to recover the loan to purchase vehicles, and adopt the way of legal sales or law allows disposal of the loan purchased vehicles, the borrower shall take the lender loan purchased vehicle disposal measures to cooperate.

Chapter 2 Mortgage Terms

1. The mortgagor and mortgagee mentioned

In this chapter is the contract borrower, the joint mortgagor is the co-borrower, and the mortgagee is the lender.

2. Mortgage, Mortgage and During the mortgage period

The mortgagor agrees to use the property listed in the property listed in the list of Chapter 1 as mortgaged property to guarantee the performance of the debts under this Contract.

The mortgage right under this contract shall be established from the date of signing this Contract.

The mortgage period shall be from the date of signing this Contract to the date of the completion of the performance of all debts hereunder or the expiration of the limitation of action of the secured claims, which shall occur first.

3. Scope of Mortgage Guarantee

The scope of mortgage guarantee includes: loan principal and interest, loan liquidated damages, damages, and other expenses payable for realizing the creditor’s rights and mortgage rights (including but not limited to public announcement fees, notary fees, litigation costs, litigation preservation fees, auction fees, appraisal fees, attorney’s fees, etc.).

4. Rights and Obligations of both Parties

(4.1) The mortgagor shall go through the formalities of mortgage registration as required by the lender.

(4.2) During the mortgage period, the mortgagor shall have the obligation to properly keep and use the mortgaged property and accept the inspection of the lender at any time.

(4.3) During the mortgage period, if the value of the mortgaged property is reduced due to the acts of a third party, the damages obtained shall be used as the mortgaged property and deposited by the mortgagor into the account designated by the lender.

(4.4) If the borrower fails to pay off the debts after the maturity of the loan fails to pay off the debts, the lender shall have the right to use the mortgaged property as the discount or the proceeds from the auction or sale of the mortgaged property. After the mortgaged property is discounted or auctioned or sold off, the part of the price exceeding the amount of the claim shall be owned by the mortgagor, and the insufficient part shall be paid off by the mortgagor.

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(4.5) In any of the following circumstances, the lender shall have the right to terminate the contract in advance and recover the principal and interest of the loan already issued under the loan contract in advance:

1. During the mortgage period, the borrower is declared bankrupt, dissolved or commits other acts sufficient to affect the solvency of the borrower.

2. The act of the mortgagor is sufficient to reduce the value of the mortgaged property, and it fails to restore the original state or provide security equivalent to the reduced value within 30 days after the occurrence of the event.

3. The Borrower fails to pay the principal and interest of any loan and other amounts payable to the account designated by the Lender as agreed herein, or fails to perform other obligations herein.

4. Other circumstances as stipulated herein or as stipulated by laws and regulations.

5. Exercise of mortgage

When the borrower fails to perform the debt as agreed in the contract, the lender has the right to directly exercise the mortgage right within the scope of the mortgage guarantee, regardless of whether the lender has other mortgage right for the creditor’s right under the contract. The exercise of the mortgage right by the lender of any mortgaged property does not represent the lender’s waiver of the mortgage right of the other mortgaged property.

6. distribution after the realization of the mortgage

The proceeds from the disposal of the mortgaged property under this contract shall be distributed in the following order:

(6.1) repayment of the principal and interest of the loan of the lender;

(6.2) liquidated damages for the loan;

(6.3) damages, etc.;

(6.4) other amounts payable.

Chapter 3 Warranty Article

3.1 Mode of Guaranty and Warranty Period

The guarantor agrees to provide joint and several guaranty liability for all debts under this Contract. When the borrower fails to perform the debts as agreed herein, the lender may directly require the guarantor to perform the debts or assume the liabilities, without first realizing the creditor’s rights on the mortgaged vehicle. The warranty period shall be from the date of signing this Contract to 5 years after the expiration of the performance period of all secured debts.

3.2 Scope of guaranty The scope of guaranty includes the principal and interest of the loan, loan liquidated damages, damages, and other expenses payable for the realization of creditor’s rights and mortgage (including but not limited to announcement fees, notary fees, legal costs, litigation preservation costs, auction fees, appraisal fees, attorney’s fees, etc.).

3.3 Commitment and Confirmation

(1) The guarantor has the ability and qualification to undertake the guaranty liability according to law.

(2) The Guarantor shall not be exempted from the warranty liability under this Contract by any forcible instruction, or change in the condition of the property, or any agreement with any other person or organization other than the Lender.

(3) During the period of guaranty liability, the guarantor has the obligation to supervise the borrower’s use of the loan and vehicles, and timely notify the lender of the borrower’s breach of the contract.

(4) During the period of guaranty liability, the guarantor shall be obliged to cooperate with the lender to investigate the property status of the guarantor and other relevant matters, and timely provide relevant supporting materials and information to the lender.

(5) The guarantor shall notify the lender in writing within 5 days after the following events:

1. The guarantor contact information (including address, telephone, fax, E-mail, etc.), identification or work status (including job changes, position changes, etc.), or guarantor enterprise restructuring or other major changes;

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number: MB 1010142302060004-0

2. The guarantor guarantee ability decline (including income reduction, major disputes or major losses, loss of total or part of civil capacity, cancellation, dissolution or bankruptcy).

(6) The guarantor confirms that, upon receiving the written notice from the lender to transfer the creditor’s right hereunder, it shall assume the guarantee obligations hereunder to the new creditor’s right. During the guarantee liability period, if adjusting the loan interest rate, the term of the loan, or reducing the repayment amount of the lender, the lender shall increase the debt, the guarantor shall assume the guarantee liability to the lender in accordance with the adjusted agreement.

4. Validity of guaranty

Term The validity of the guaranty clause is independent of the validity of the loan clause, and the invalidity of the loan clause shall not affect the validity of the guaranty clause.

Chapter 4 Other Terms

4.1 Effectiveness of Contract and Effectiveness of

The Contract This Contract shall come into force and signed by the parties on February 7,2023.

Some provisions of this contract are not effective or invalid, and shall not affect the validity of other provisions of this Contract.

The invalidity of this Contract shall not affect the validity of the Article 5 of Chapter 4 of this Contract.

4.2 Modification, Rescission and Termination of

The Contract After the Contract comes into force, the parties to the Contract shall not modify or rescind the Contract without authorization, except for the circumstances stipulated by laws and regulations and agreed herein. The Borrower hereby specifically confirms and agrees as follows:

(I) if the execution of the Contract finds any printing error or clerical error or omission in the Contract or documents related to this Contract, the Lender may modify or adjust the Contract accordingly without any need to re-sign or modify or adjust the Contract or the relevant documents; and

(II) that the rights of the Lender to make such unilateral modification or adjustment shall not in any case result in an increase or decrease of the Borrower’s obligations in the Contract or related documents. This Contract shall terminate upon the completion of the principal and interest of the loan, the liquidated damages, damages, all advances expenses of the lender, and the other payable expenses payable for the creditor’s rights and security rights.

3. Restriction and Retention of Rights

The parties to the contract shall not delay or refuse to perform the repayment obligations or guarantee liabilities on the grounds of any objection to the quality of the purchased vehicle or service or any dispute with any third party.

The exemption of the Lender from one or more violations of the terms hereof by the other parties does not represent the Lender’s waiver of such terms and rights hereunder.

4. Notice

The Borrower confirms that the Lender may use a variety of means, including but not limited to mobile phone SMS, telephone, wechat, fax, ordinary mail, registration, express mail, email or announcement as an effective means of communication and notification of loan collection or other matters related to this Agreement.

The borrower, the co-borrower and the guarantor agree to take the address filled in on the first page of the Contract as the main delivery address and confirm here. For the telephone number filled in on the first page of the contract, including but not limited to sending short messages, etc.

The service address and scope of service way both sides include all kinds of notice, agreement and other documents and the contract dispute related documents and the legal documents, including the civil dispute into the procedure of first instance, second instance, retrial and execution procedures of all material service, including the judgment, orders, conciliation statement, etc.

For the above, the court may serve directly by mail or electronically. If a legal document is not actually received by the party due to the inaccurate or confirmed service address provided by the party or the refusal of the receipt of the other party after the change of the service address, it shall still have the legal effect of service. In case of service, the date of delivery shall be regarded as the date of service; the date of return and the date of service, the document shall be regarded as the date of service.

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For the above, the court may serve directly by mail or electronically. If a legal document is not actually received by the party due to the inaccurate or confirmed service address provided by the party or the refusal of the receipt of the other party after the change of the service address, it shall still have the legal effect of service. In case of service, the date of delivery shall be regarded as the date of service; the date of return and the date of service, the document shall be regarded as the date of service.

After entering the civil procedure, if the party responds to the lawsuit and directly submits the confirmation letter of service address to the court, if the confirmation address is inconsistent with the service address confirmed before the lawsuit, the confirmed service address submitted to the court shall prevail (the service address shall apply to the mode of service stipulated in this article and the legal consequences of service).

The agreement of this article on the address and method of service of relevant documents and legal documents belongs to the provisions of the valid address and method of service. If all or part of this Contract is confirmed to be invalid or revoked, this clause shall continue to be valid. The Borrower, the co-borrower and the Guarantor declare that they have read and understood the meaning of this clause and agree to bear all the legal consequences of this clause.

5. Dispute Settlement

This Contract shall be governed by the laws of the People’s Republic of China. All disputes arising from the performance of this Contract or in connection with this Contract may be settled by both parties through negotiation or mediation. If the negotiation fails, the lender may bring a lawsuit to the people’s court at the domicile of the lender or where the contract is signed or the domicile of the borrower, the vehicle is registered, the borrower’s domicile and the address agreed on the first page of the borrower’s contract. During the term of litigation, all terms of this Contract shall remain valid, and the parties shall not refuse to perform their obligations hereunder on the grounds of dispute settlement.

6. The compulsory execution

Of this contract after the compulsory execution of notarization, has the enforcement effect, the borrower, the borrower, the guarantor fails to perform or fully perform the obligations under the contract, the lender can according to the provisions of the civil procedure law of the directly to the jurisdiction of the court to enforce the contract, the dispute resolution provisions of this contract is no longer applicable, the borrower, the borrower, the guarantor voluntarily accept compulsory execution and waive the right of action.

7. Contract Text

The original copy of this contract shall be held one copy by each party and one retained by the mortgage registration department. Each copy shall have the same legal effect.

8. The contract attachment

Auto loan application, entrust a letter of attorney, repayment plan, collateral list, supplementary collateral list, signed by the lender and the borrower and the loan performance and default processing related documents, in accordance with the contract to make written notice and other loan application related documents is an effective part of this contract, and has the same effect as this contract. Matters not covered herein shall be stipulated by laws and regulations, and the parties shall sign a supplementary agreement.

Chapter 5 signature clause

(5.1) The borrower, the co-borrower and the guarantor shall confirm that all the information provided and will be provided is true and effective, and shall assume the responsibilities and obligations to confirm that it is complete, true, legal, accurate and effective. The Lender has the right to terminate this Contract, require the lender to repay the loan in advance or bring legal proceedings against the above parties on the grounds of providing false information or that the information is not true. Borrower, common the borrower, the guarantor authorized lender (and its authorized agent) investigation and keep my submitted documents, to the People’s Bank of China financial credit information database and other relevant institutions to investigate my credit record and past loan records, as well as to the People’s Bank of China financial credit information database and other relevant credit bureaus to provide my credit information, for relevant laws, regulations, rules and normative documents.

(5.2) The parties confirm that they have carefully read and understood all the terms of this Contract, and fully agree to accept all the contents of this Contract and the annexes.

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number: MB 1010142302060004-0

Seal of the lender ( mortgagee):

Seal / signature of the borrower (mortgagor): Beijing Haoxi Digital Technology Co., LTD

Seal / signature of Co -Borrower (co mortgagor ):

Seal / signature of the guarantor: Xu Lei

This contract is signed in the store of Beijing Penglong Xinghui Automobile Sales and Service Co., LTD.

Note: The electronic signature and seal of the contract company have the same legal effect as the original seal of the company.

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